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EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Renal Treatment Centers, Inc. on Form S-8 of our report dated July 14, 1995, except for Note 9 as to which the date is July 24, 1995, relating to the financial statements of the Wichita Dialysis Group, appearing in the Form 10-K Annual Report of Renal Treatment Centers, Inc. for the fiscal year ended December 31, 1996 and to the reference to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.


                                    /s/ Baird, Kurtz & Dobson

BAIRD, KURTZ & DOBSON


Wichita, Kansas
June 9, 1997